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Exhibit 10.03

AMENDMENT NO. 1
TO
SCANA CORPORATION DIRECTOR COMPENSATION AND DEFERRAL PLAN

        Pursuant to the authority granted to the Board of Directors of SCANA Corporation (the "Company") in Section 10.10 of the SCANA Corporation Director Compensation and Deferral Plan (the "Plan"), the Plan is hereby amended as set forth below (the "Amendment").

I.
This Amendment shall become effective if, and when, it is approved by the Company's shareholders. Until it is approved by the Company's shareholders, the Plan as currently in effect shall remain in effect.

II.
Subject to Section I above, Section 3.4 of the Plan is amended by deleting the section in its entirety and substituting in lieu thereof the following:

3.4
Stock.    Company Stock issued pursuant to the Plan may be either original issue or stock purchased on the open market. The Company has reserved an aggregate of 250,000 shares of original issue Company Stock for issuance pursuant to the Plan and has registered 100,000, and will register an additional 150,000, shares with the Securities and Exchange Commission on a Form S-8. The maximum number of shares that may be issued pursuant to this Plan is 250,000 shares subject to adjustment as provided in Section 3.6. In the event of a change in the capital structure of the Company (as provided in Section 3.6), the shares resulting from such change shall be deemed to be Company Stock within the meaning of the Plan. The aggregate number of shares of Company Stock reserved shall be reduced by the issuance of shares under the Plan.

III.
Subject to Section I above, Section 3.7 of the Plan is deleted in its entirety.

IV.
The Company reserves the right by action of the Board of Directors to amend further at any time any of the terms and provisions of the Plan as amended hereby. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

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  Exhibit 10.03
AMENDMENT NO. 1 TO SCANA CORPORATION DIRECTOR COMPENSATION AND DEFERRAL PLAN